UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2021(November 12, 2021)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 12, 2021, ARMOUR Residential REIT, Inc. (the “Company”) entered into an amended and restated Equity Sales Agreement, dated November 12, 2021 (the “Sales Agreement”), with BUCKLER Securities LLC, an affiliate of the Company and member of the Financial Industry Regulatory Authority (“BUCKLER”), JonesTrading Institutional Services LLC (“JonesTrading”), JMP Securities LLC (“JMP Securities”), Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”) and B. Riley Securities, Inc. (“B. Riley Securities,” and together with BUCKLER, JonesTrading, JMP Securities and Ladenburg Thalmann, the “Agents”), as sales agents, and ARMOUR Capital Management LP, a Delaware limited partnership and the external manager of the Company (the “Manager”), pursuant to which the Company may, from time to time, issue and sell up to 25,661,843 shares (“Shares”) of the Company’s common stock through or to such designated Agents. The Sales Agreement amends and restates the Company’s equity sales agreement, dated May 14, 2021, with BUCKLER, JMP Securities, Ladenburg Thalmann and B. Riley Securities, as sales agents, pursuant to which the Company offered for sale up to 17,000,000 shares of its common stock (the “May 2021 Sales Agreement”). The Sales Agreement includes the offer of 661,843 Shares that remained unsold under the May 2021 Sales Agreement, in addition to the offer of an additional 25,000,000 Shares.
The Sales Agreement relates to a proposed “at the market offering” of shares of the Company’s common stock (the “Offering”). The Shares are being offered pursuant to a prospectus supplement (the “ATM Prospectus Supplement”) filed with the Securities and Exchange Commission on November 12, 2021, in connection with the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-253311). Sales of the Company’s common stock through the Agents, if any, will be made in amounts and at times to be determined by the Company from time to time, but neither the Company nor the Agents have an obligation to sell any of the shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock and determinations by the Company of the appropriate sources of funding for the Company. Under the Sales Agreement, the Agents have agreed to use commercially reasonable efforts consistent with their normal trading and sales practices to sell common stock in agency transactions. The Sales Agreement provides that the Agents will be entitled to compensation of up to 2.0% of the gross sales price per share for any of the common stock sold under the Sales Agreement in agency transactions.
Sales of the common stock, if any, under the Sales Agreement may be made by means of transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. Neither the Company nor the Agents have an obligation to sell any of the common stock in the Offering, and the Company or Agents may at any time suspend solicitation and offers under the Sales Agreement or terminate the Sales Agreement. The Company intends to use the proceeds from any sales to acquire additional mortgage-backed securities and other mortgage-related assets in accordance with its objectives and strategies described in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
The Sales Agreement contains customary representations, warranties and agreements of the Company and the Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.
The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.
The Company is also filing this Current Report on Form 8-K to provide a legal opinion regarding the validity of the Shares to be issued and sold in the Offering, which opinion is attached hereto as Exhibit 5.1, and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description

1.1
Amended and Restated Equity Sales Agreement, dated November 12, 2021, by and among ARMOUR Residential REIT, Inc. and ARMOUR Capital Management LP, and BUCKLER Securities LLC, JMP Securities LLC, Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc., and JonesTrading Institutional Services LLC, as sales agents.

5.1	Opinion of Holland & Knight LLP, regarding the validity of the shares of common stock.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2021

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance, Controller and Treasurer